UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 7, 2016

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 7, 2016, Kellogg Company (“Kellogg” or the “Company”) appointed Donald O. Mondano as its Vice President and Corporate Controller. Mr. Mondano will be the Company’s Principal Accounting Officer. The Compensation and Talent Management Committee of the Company’s Board determined that Mr. Mondano will receive an annual base salary of $320,000, 2016 Annual Incentive Plan target award of 50% of his base salary (calculated on a pro-rated basis), long-term incentives of 4,310 restricted stock units, and a cash sign-on bonus of $50,000.

Before joining Kellogg, Mr. Mondano was Vice President Finance and Corporate Controller at The Manitowoc Company in Manitowoc, Wisconsin from July 2012 to March 2016, where he oversaw The Manitowoc Company’s global accounting and finance function. Prior to that role, he worked in various roles of increasing responsibility at PricewaterhouseCoopers at various international and domestic offices from March 2000 to June 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: March 9, 2016	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Vice Chairman, Corporate Development and Chief Legal Officer